UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2021

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana	46222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	ALSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2021, Allison Transmission Holdings, Inc. (the “Company”) announced that Randall R. Kirk, Senior Vice President, Product Engineering & Planning of the Company, would retire from his position effective August 6, 2021. Mr. Kirk will remain in his current role until his retirement date in order to assist with the transition of his responsibilities to his successor.

In connection with his retirement, Mr. Kirk entered into a separation agreement with the Company on May 26, 2021. Pursuant to the separation agreement, Mr. Kirk will receive pro-rated vesting on certain stock option and restricted stock awards and will have until the earlier of 36 months following retirement or expiration of the applicable option to exercise vested stock options. In addition, Mr. Kirk has agreed to certain provisions relating to support and cooperation, as well as non-disparagement, non-solicitation and non-competition, with the Company. The separation agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the Company’s press release announcing Mr. Kirk’s retirement is furnished with this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

10.1	Separation Agreement between the Company and Randall R. Kirk, dated May 26, 2021

99.1	Press release dated May 24, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.

Date: May 27, 2021

	By:	/s/ David S. Graziosi
	Name:	David S. Graziosi
	Title:	Chairman, President and CEO